Exhibit 10.55

DIRECTOR

NONSTATUTORY STOCK OPTION

AGREEMENT

POORE BROTHERS, INC., a Delaware corporation (the “Company”), hereby grants effective                           (the “Grant Date”) to                                               (the “Optionee”) an option to purchase a total of                                   shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) at a price of $         per share. The option granted to you is subject to the terms and conditions of the Company’s 2005 Equity Incentive Plan (the “Plan”) and such additional terms and conditions as are set forth in this Nonstatutory Stock Option Agreement (the “Agreement”). The terms of the Plan are incorporated by reference in this Agreement and govern the granting, holding and exercise of your option as though set forth in full in this Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings expressly assigned thereto in the Plan.

1.                                       Nature of the Option. This option is not intended to be an “Incentive Stock Option” as defined in and subject to the limitations of Section 422A of the Internal Revenue Code of 1986 and it shall not be treated as an Incentive Stock Option, whether or not, by its terms, it meets the requirements of Section 422A.

2.                                       Exercise of Option.

a)                                      This option may be exercised by delivery of written notice to the Company in the form attached as Exhibit A stating the number of shares of Common Stock with respect to which the option is being exercised, making such representations, warranties and agreements with respect to such shares of Common Stock as may be required by the Company, and accompanied by full payment of the purchase price therefor. Payment may be made in cash, by check, by delivery of shares of Common Stock or in such other form or combination of forms as shall be acceptable to the Company. This option shall not be exercisable as to fewer than 5,000 shares of Common Stock, or the remaining shares of Common Stock covered by this option if fewer than 5,000.

b)                                     Provided that the Optionee is then a director of the Company, this option shall vest and become exercisable in full on the one (1) year anniversary of the Grant Date (the “Vesting Date”). Notwithstanding the foregoing, all of the options granted to Optionee hereunder shall immediately, and without further action of any party, vest upon a “change of control” of Company. When used herein, the term “change of control” shall mean the change of hands, within any consecutive one-month period, of more than thirty percent (30%) of the voting stock of the Company, with the concomitant result that the new owner or owners of such stock exercise their voting rights to “control” the identities of the members of the Board, as the term “control” is defined, or to which reference is made, in the regulations promulgated under the Securities Exchange Act of 1934.

3.                                      Termination. This option shall expire five (5) years from the Grant Date above, (the “Expiration Date”) unless earlier terminated in accordance with the provisions hereof.

4.                                       Early Termination.

a)                                      In the event that Optionee ceases to be a director of the Company for any reason whatsoever (including by death, Retirement or Disability, or termination by voluntary resignation or removal with or without Cause), this option shall automatically terminate on the date Optionee ceases to be a director to the extent this option is unvested on such date.

b)                                     In the event that Optionee is removed as a director for Cause, this option shall automatically terminate immediately upon the effective date of the notice of such removal whether or not this option is vested or unvested on such date.

c)                                      In the event that Optionee ceases to be a director of the Company for any reason other than death or removal for Cause (including by Retirement or Disability, or termination by voluntary resignation or removal without Cause), Optionee shall have the right to exercise this option to the extent that Optionee was entitled to exercise such option on the date Optionee ceases to be a director; provided, however, that such exercise must be made on or before the earlier of (i) the 60th day following the date Optionee ceases to be a director or (ii) the Expiration Date.

d)                                     In the event of the death of Optionee, Optionee’s estate shall have the privilege of exercising this option to the extent that Optionee was entitled to exercise such option on the date of Optionee’s death; provided, however, that such exercise must be made on or before the earlier of (i) the 180th day following the date of Optionee’s death or (ii) the Expiration Date.

5.                                       Assignment or Transfer. This option may not be assigned or transferred and shall be exercisable only by the Optionee during the Optionee’s lifetime.

6.                                       Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Arizona without giving effect to the principles of conflicts of laws.

7.                                       Tax Matters. Under present Federal income tax laws, the grant of this option will not result in taxable income to you. Generally, at the time you exercise this option you will realize ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price of those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by you upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. Because the tax effect may vary depending on your personal circumstances, and the tax laws may change from time to time, it is strongly recommended that upon receipt of this option and prior to any exercise of this option you consult with tax counsel or a tax advisor concerning this option and the current tax treatment relating thereto.

8.                                       Not an Employment Agreement. This Agreement is not an assurance of continued engagement as a director for any period of time, including any period of time necessary to permit vesting of your option under Paragraph 2(b) above.

IN WITNESS WHEREOF, the Company and the Optionee have executed this Nonstatutory Stock Option Agreement effective on the first date mentioned above.

THE COMPANY:

POORE BROTHERS, INC.	OPTIONEE:

By:	Signature:
Its:	Print Name:

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EXHIBIT A

Form of Notice

POORE BROTHERS, INC.

NOTIFICATION OF DIRECTOR

STOCK OPTION EXERCISE

I,                                        , hereby notify the Senior Vice President & Chief Financial Officer of Poore Brothers, Inc. (the “Company”) of my request to exercise                      (quantity) options granted on                           at the option price of $            per share under the terms and conditions of the Poore Brothers, Inc. 2005 Equity Incentive Plan.

A check in the amount of $                         , payable to Poore Brothers, Inc., is attached.

Please register these shares as follows and mail the certificate to the address below:

Name:

Address:

City/State/Zip:

I understand that the Company may be entitled to a tax deduction in certain circumstances if I decide to sell the underlying shares. I hereby agree to provide the Company with information regarding the sale of these shares, including date of sale, sales price per share, the number of shares sold and such other information that they may reasonably require, or do hereby authorize my broker to provide such information directly to the Company.

______-_______-______
Director Name (please print)	Social Security Number

Director Signature	Date

Stock Option exercise request received and accepted on behalf of Poore Brothers, Inc.:

By:	Date

A-1